Contact:
China Wind Systems, Inc.	CCG Elite Investor Relations
Mr. Jianhua Wu, Chief Executive Officer,	Crocker Coulson, President
Phone: +86-10-8260-0042	Phone: +1-646-213-1915
Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

Malex Announces Name Change to China Wind Systems

Wuxi, China, December 20, 2007 - Malex, Inc. (OTC Bulletin Board: MLEX.OB) today announced that it has changed its name to China Wind Systems, Inc. (“China Wind” or the “Company”) effective December 18, 2007. China Wind, through its wholly owned subsidiaries, Huayang Dye Machine and Huayang Electrical Power Equipment, manufactures and sells industrial machines for use in the textile and energy related industries in the People’s Republic of China. In the second half of 2007, the Company began to change its business strategy to focus on the growing wind energy industry in China. China Wind’s stock currently trades on the Over the Counter Bulletin Board under the ticker symbol “MLEX.OB”, but the Company anticipates a new ticker symbol in the near future in connection with the name change, once the Company’s notification to Nasdaq of the name change has been processed.

“Our name change to China Wind Systems reflects the Company’s decision to focus on the high growth, high margin wind energy industry in China. Based on the current domestic energy requirements and strong government support of companies involved in the alternative energy space, the wind energy industry in China has grown tremendously in the last few years. We are confident in our ability to increase our market share in the wind energy industry, given our prior experience manufacturing high precision fabrication and machining equipment in our electrical power equipment business,” said Mr. Wu, Chairman and CEO of China Wind Systems.

In the first half of 2007, the Company started manufacturing high precision rolled rings for the transportation industry. With the completion of a new manufacturing facility in August 2007, the Company started production of forged rolled rings for use in the wind energy industry. China Wind Systems employs advanced manufacturing processes to deliver precision forged rolled rings of superior strength for high performance applications. Currently, China Wind Systems supplies high precision forged rolled rings of five meters in diameter, and is focusing on producing larger forged rolled rings of up to eight meters in diameter. The larger forged rolled rings can be used in large scale wind turbine units that are presently being installed throughout China. The Company has also begun to produce other critical wind energy components, such as those for yaw bearings, shafts and rotor blades. The Company expects revenues from the wind energy unit to represent approximately 5% of total revenues in 2007, and to continue to grow in the future.

December 20, 2007	Malex Announces Name Change to China Wind Systems	page 2

About China Wind Systems, Inc.

China Wind Systems, through its affiliates, Huayang Dye Machine and Huayang Electrical Power Equipment, manufactures and sells industrial equipment for use in the textile and energy related industries in China. Since August 2007, the Company has shifted its strategy to focus on the growing wind energy industry in China, and has begun to produce high precision rolled rings and other critical wind energy components.

Safe Harbor Statement
This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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